SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

                          Filed by the Registrant /X/
                 Filed by a party other than the Registrant / /

                           Check the appropriate box:
                        / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                         /X/ Definitive Proxy Statement
                      / / Definitive Additional Materials
             / / Soliciting Material Pursuant to Section 240.14a-12

                             DOWNEY FINANCIAL CORP.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              /X/ No fee required.

             / / Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
                 and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                             DOWNEY FINANCIAL CORP.
                               3501 JAMBOREE ROAD
                            NEWPORT BEACH, CA 92660
                                 (949) 854-0300

                                                                  March 17, 2003

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, APRIL 23, 2003
                                   10:00 A.M.

                             IRVINE MARRIOTT HOTEL
                            18000 VON KARMAN AVENUE
                               IRVINE, CALIFORNIA

Dear Friend and Shareholder:

     The Board of Directors and officers of Downey Financial Corp. ("Downey") are pleased to extend to you a cordial invitation to attend Downey's Annual Meeting of Shareholders at the time and place shown above to:

     1.   Elect three Class 2 Directors for terms of three years each;

     2.   Ratify the appointment of KPMG LLP as auditors for the year 2003; and

     3. Transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has selected February 28, 2003 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which shareholders will act is included in the attached Proxy Statement. Downey's directors and executive officers will be available at the meeting to meet with shareholders.

     Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. Thank you in advance for your cooperation.

     We look forward to seeing you at the meeting.

                                Sincerely yours,


     /s/ MAURICE L. McALISTER                    /s/ CHERYL E. OLSON
       MAURICE L. McALISTER                         CHERYL E. OLSON
       Chairman of the Board                   Vice Chairman of the Board

                             /S/ DANIEL D. ROSENTHAL
                               DANIEL D. ROSENTHAL
                      President and Chief Executive Officer

TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
Proxy Statement ..........................................................     1
Record Date and Voting of Shares .........................................     1
Voting and Revocation of Proxies .........................................     1
Solicitation of Proxies ..................................................     1
Proposal 1.  Election of Directors .......................................     2
  o Information Concerning Nominees and Directors ........................     2
  o Nominees for Election at this Meeting, as Class 2 Directors,
     to Terms Expiring in 2006 ...........................................     3
  o Class 3 Directors Whose Present Terms Continue until 2004 ............     3
  o Class 1 Directors Whose Present Terms Continue until 2005 ............   3-4
  o Retired Director .....................................................     4
Board Committees and Meeting Attendance ..................................   5-7
Director Independence ....................................................   8-9
Security Ownership of Directors and Executive Officers ...................    10
Executive Officers ....................................................... 11-13
Audit Committee Report ...................................................    14
  o Audit Philosophy .....................................................    14
  o Fees .................................................................    15
Proposal 2.  Ratify the Appointment of Auditors ..........................    15
Compensation Committee Report ............................................    16
  o Compensation Philosophy ..............................................    16
  o 2002 Compensation Programs ........................................... 16-18
Compensation .............................................................    19
  o Executive Compensation ...............................................    19
  o Option/SAR Grants in Last Fiscal Year ................................    19
  o Option Exercises and Holdings ........................................    20
  o Director Compensation ................................................ 20-21
Performance Graph ........................................................    22
Certain Relationships and Related Transactions ...........................    23
  o Transactions with Management and Certain Business Relationships ......    23
  o Loans to Management and Directors ....................................    23
Security Ownership of Certain Beneficial Owners ..........................    24
  o Principal Shareholders ...............................................    24
  o Equity Compensation Plan Information .................................    25
Section 16(a) Beneficial Ownership Reporting Compliance ..................    25
Proposals of Shareholders ................................................    25
Annual Report to Shareholders ............................................ 25-26
Other Business ...........................................................    26
  o Presented by Management ..............................................    26
  o Presented by Shareholders ............................................    26

                             DOWNEY FINANCIAL CORP.
                               3501 JAMBOREE ROAD
                         NEWPORT BEACH, CALIFORNIA 92660

                                PROXY STATEMENT

     This proxy statement ("Proxy Statement") and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders of Downey Financial Corp., a Delaware corporation ("Downey"), to be held at 10:00 a.m., local time, on Wednesday, April 23, 2003, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and any adjournments thereof (the "Annual Meeting"). Certain of the information provided in this Proxy Statement relates to Downey Savings and Loan Association, F.A. and any predecessor entity (the "Bank"), a wholly owned subsidiary of Downey. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 17, 2003. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey's telephone number is (949) 854-0300.

                        RECORD DATE AND VOTING OF SHARES

     On February 28, 2003, the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, 27,928,722 shares of Downey's common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The three director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                        VOTING AND REVOCATION OF PROXIES

     All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board's nominees for directors presented under Proposal 1 and FOR the ratification of KPMG LLP as auditors for the year 2003 presented under Proposal 2. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board of Directors does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board of Directors unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

     Any shareholder may revoke his or her proxy at any time before it is voted by filing with the Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a shareholder to vote in person if such shareholder should decide to attend the Annual Meeting and desires to vote in person.

                             SOLICITATION OF PROXIES

     Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of the Bank may solicit proxies personally, by mail, telephone, telecopier or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey's Bylaws provides that the Board of Directors shall be composed of not less than seven nor more than nine members, the exact number to be fixed by the Board.

     Accordingly, at this Annual Meeting, three Class 2 Directors are to be elected to serve three-year terms and until their respective successors are elected and qualified. The following persons have been nominated by the Board of Directors to serve as directors:

     For election as Class 2 Directors to hold office until the 2006 Annual Meeting of Shareholders, and until their successors are duly elected and qualified: Cheryl E. Olson, Lester C. Smull and Michael B. Abrahams.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

     Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Security Ownership of Directors and Executive Officers" below. There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

     The following table sets forth certain information concerning (i) the three nominees standing for election to the Board of Directors at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

                                                                         Director of    Year
                                Age At                                    Downey        Term
 Name                   February 28, 2003    Position(s) Currently Held   Since (1)    Expires
------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION
Cheryl E. Olson ...........      46          Director/Vice Chairman        1994         2003
Lester C. Smull ...........      70          Director                      1994         2003
Michael B. Abrahams .......      50          Director                      1999         2003

CONTINUING DIRECTORS
Dr. Paul Kouri ............      81          Director                      1994         2004
Brent McQuarrie ...........      51          Director                      1994         2004
James H. Hunter ...........      44          Director                      2002         2004
Gerald E. Finnell .........      63          Director                      2003         2005
Maurice L. McAlister ......      77          Director/Chairman             1994         2005
Daniel D. Rosenthal .......      50          Director, President and       1998         2005
                                               Chief Executive Officer
------------------------------------------------------------------------------------------------

(1) Downey was organized on October 21, 1994. Prior thereto, each of the directors was a director of the Bank except for Daniel D. Rosenthal, Michael B. Abrahams and James H. Hunter.

NOMINEES FOR ELECTION AT THIS MEETING, AS CLASS 2 DIRECTORS, TO TERMS EXPIRING IN 2006

     Cheryl E. Olson - Mrs. Olson is the Vice Chairman of the Boards of Downey and the Bank. Mrs. Olson has served as a director of the Bank since 1987. Mrs. Olson is actively involved in a variety of real estate development, management and consultant activities. Mrs. Olson also serves on the Board of Directors of Arrow Records, Inc. Mrs. Olson is the daughter of Maurice L. McAlister, Chairman of the Board of both Downey and the Bank.

     Lester C. Smull - Mr. Smull is a director of Downey and the Bank and has served as a director since 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties' activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

     Michael B. Abrahams - Mr. Abrahams has served as a director of Downey and the Bank since 1999. Mr. Abrahams is a Managing Director at Hoefer & Arnett, Inc., a San Francisco based investment banking firm specializing in financial institutions. Mr. Abrahams was a senior research analyst for Sutro & Co. from 1996 to 1999 and a Senior Vice President, Investment Banking with Oppenheimer & Co., Inc. from 1991 to 1996. In addition to serving as a research analyst at Bateman Eichler, Hill Richards from 1988 to 1991 and Johnston, Lemon & Co. in Washington, DC from 1986 to 1988, Mr. Abrahams was a policy analyst in the Executive Office of the President, Office of Management and Budget, Washington, DC from 1981 to 1986.

CLASS 3 DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2004

     Dr. Paul Kouri - Dr. Kouri is a director of Downey and the Bank. Dr. Kouri has served as a director of the Bank since 1959. Dr. Kouri also is actively involved in a variety of real estate development and management activities. Dr. Kouri is a retired physician having practiced for more than 45 years.

     Brent McQuarrie - Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of the Bank since 1987. Mr. McQuarrie's principal occupation for more than the past five years has been President and director of Legacy Realty and Investment Corp., a Utah real estate and development company, formerly known as Seven Peaks Development.

     James H. Hunter - Mr. Hunter became a director of Downey and the Bank on July 8, 2002. Mr. Hunter's principal occupation for the past several years has been Executive Vice President of Planning and Acquisition for The Corky McMillin Companies, a San Diego based residential real estate developer. Mr. Hunter has been with The Corky McMillin Companies since 1990, following nine years with Exxon Co., U.S.A. where he held various engineering, management and supervisory positions associated with oil and gas exploration and production, and was involved in several major acquisitions.

CLASS 1 DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2005

     Gerald E. Finnell - Mr. Finnell is a director of Downey and the Bank. Mr. Finnell became a director on February 26, 2003 and replaced Sam Yellen as the Chairman of the Audit Committee. Mr. Finnell was an audit partner with KPMG LLP from 1962 to 1995, served as a director of KPMG LLP from 1987 to 1994, was Chairman of the Board and a member of the Audit and Compensation Committees of BlueStone Holding Corp. (formerly HealthStar Corp.) from 1997 to 1999 and was a director and a member of the Audit and Finance Committees of Westminster Capital, Inc. from 1997 to 1999.

     Maurice L. McAlister - Mr. McAlister is the Chairman of the Board of Directors of both Downey and the Bank and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of McAlister Investments, Inc., an affiliate of Downey.

     Daniel D. Rosenthal - Mr. Rosenthal is the President and Chief Executive Officer of Downey and the Bank. Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company, a subsidiary of the Bank, in 1991 and was appointed as DSL Service Company's Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and was Senior Vice President and Director of Major Loans of the Bank. During 1998, Mr. Rosenthal served as the Chief Operating Officer of the Bank and was appointed to the Boards of Directors of Downey and the Bank and assumed his current position in November 1998.

RETIRED DIRECTOR

     Former director Sam Yellen retired in February 2003. Mr. Yellen served as a director from 1992 and was the Chairman of the Audit Committee of the Board.

                     BOARD COMMITTEES AND MEETING ATTENDANCE

     Currently, Downey has five Board Committees: Audit, Compensation, Executive, Nominating and Corporate Governance, and Independent Director Criteria. Membership in the committees, as of the record date of February 28, 2003, is as follows:

                                                       NOMINATING
AUDIT*                     COMPENSATION                AND CORPORATE GOVERNANCE*
-----                      ------------                -------------------------
Gerald E. Finnell, Chair   Michael B. Abrahams, Chair    Cheryl E. Olson, Chair
Michael B. Abrahams        Cheryl E. Olson               Maurice L. McAlister
Dr. Paul Kouri             Lester C. Smull               Daniel D. Rosenthal
Brent McQuarrie
                                                       INDEPENDENT
EXECUTIVE                                              DIRECTOR CRITERIA*
---------                                              ------------------
Maurice L. McAlister, Chair                              James H. Hunter
Cheryl E. Olson                                          Michael B. Abrahams
Brent McQuarrie                                          Dr. Paul Kouri
Daniel D. Rosenthal

* Former director Sam Yellen served on these committees until his retirement on February 26, 2003, after which Gerald E. Finnell became a director and Chair of the Audit Committee.

AUDIT COMMITTEE                                           SEVEN MEETINGS IN 2002

     o Responsible for recommending to the Board the engagement of Downey's and the Bank's independent accountants and assuring their independence and objectivity;

     o Reviews the scope of the audit plans of the independent accountants and the internal auditors;

     o    Oversees   Downey's  and  the  Bank's   policies   pertaining  to  the
          effectiveness of internal controls, financial reporting, compliance and risk management;

     o Reviews the objectivity, effectiveness and resources of the internal audit and internal asset review functions which report directly to the Audit Committee;

     o    Reviews  non-audit   services  to  be  performed  by  the  independent
          accountants;

     o Reviews the appropriateness of fees for audit and non-audit services performed by the independent accountants; and

     o Composed of "independent" members as defined in the New York Stock Exchange ("NYSE") listing standards.

COMPENSATION COMMITTEE                                      TWO MEETINGS IN 2002

     o Establishes the overall compensation and benefits policies for Downey and the Bank;

     o Reviews and recommends to the Board, the salary and incentive compensation for the President and Chief Executive Officer;

     o Reviews and approves the salaries and incentive compensation for all other executive and senior officers of Downey and the Bank; and

     o    Reviews  and  approves  the   short-term   and   long-term   incentive
          compensation programs, including individual performance goals.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE             THREE MEETINGS IN 2002

     Reviews and makes recommendations to the Board regarding:

     o Oversight of Board activities related to corporate governance and organization structure;

     o    Qualifications for director candidates;

     o    Candidates for election and re-election to the Board;

     o Candidates for the position of Chairman of the Board, and President and Chief Executive Officer; and

     o The performance of the President and Chief Executive Officer, in conjunction with the Compensation Committee.

EXECUTIVE COMMITTEE                                          ONE MEETING IN 2002

     o Exercises the powers of the Board when the Board is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey's Certificate of Incorporation or Bylaws.

INDEPENDENT DIRECTOR CRITERIA COMMITTEE                    FIVE MEETINGS IN 2002

     o Established in September 2002, in response to Sarbanes-Oxley Act signed into law on July 20, 2002;

     o Reviews the criteria for director independence established by NYSE, NASDAQ and other public companies;

     o    Recommends director independence criteria for Downey directors; and

     o Recommends to entire Board whether each Downey director qualifies as independent (then entire Board votes on director independence).

     Nominations of individuals for election to the Board of Downey at an annual meeting of shareholders may be made by any shareholder of Downey entitled to vote for the election of directors at such annual meeting who complies with the notice procedures set forth in Downey's Bylaws.

     To be timely, a shareholder's notice shall be delivered to or received at Downey's principal executive offices not less than 20 days prior to the meeting; provided, however, that if Downey gives shareholders less than 30 days' notice of the date of the meeting (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serving as a director, if elected; and as to the shareholder giving the notice (i) the name and address of such shareholder, and (ii) the class and number of shares of Downey which are owned of record by such shareholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of Downey the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents.
Ballots bearing the names of all persons nominated by the Nominating Committee and by shareholders shall be provided for use at the annual meeting. If the Nominating Committee fails or refuses to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

     Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

     During 2002, the Board met 12 times for regular meetings. All directors attended at least 75% of the aggregate meetings held during 2002 by the Board and the committees of the Board on which they serve. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with the Chairman, Vice Chairman, President and Chief Executive Officer and other members of management on matters affecting Downey and the Bank.

                              DIRECTOR INDEPENDENCE

     Under new listing standards proposed by the NYSE, the Board may be required to consist of a majority of independent directors and certain committees of the Board will be required to consist solely of independent directors. During the fourth quarter of 2002, the Board undertook a review of director independence in light of more stringent standards for independence set forth in the proposed NYSE listing standards. In September 2002 the Board established a new standing committee - the Independent Director Criteria Committee ("IDCC"). Director Hunter is the chairman of the IDCC; Directors Abrahams, Kouri and Yellen were named as the other three members. (Director Yellen retired from the Board in February 2003.) The IDCC met five times (from October 30, 2002 through December 13, 2002), considered the new laws and numerous articles and publications on director independence and considered the commercial, banking, business and familial relationships, among others, between each director and Downey. Independence from management was a primary focus, consistent with the proposed NYSE listing standards. The IDCC also recommended, and the Board approved, the adoption of a categorical standard for director independence of 2% of Downey's capital. Thus, any director who has any type of business relationship with Downey exceeding the 2% of capital threshold (whether loans from Downey or other types of business), either directly or through a company in which that director is materially involved, is deemed not independent.

     In determining the 2% of capital threshold, the IDCC considered the NASDAQ independence criteria, which includes a per se finding of non-independence as to any director who is a partner, controlling shareholder or executive officer of a company which made or received payments that exceed 5% of the company's annual gross revenues or $200,000, whichever is more, in the current year or any of the past three years. The 2% of capital threshold compares favorably with the NASDAQ criteria in two ways. First, since Downey is a financial institution, a threshold based upon capital is more appropriate than a threshold based upon revenues. Second, the IDCC's 2% threshold is more conservative than the NASDAQ's 5% threshold; for example, as of December 31, 2002, 2% of Downey's capital was approximately $16.5 million as compared to 5% of Downey's revenue for the year ending December 31, 2002 of approximately $35.0 million.

     Based upon the IDCC's analysis and recommendations, the Board determined at the November 2002 meeting that six directors (Abrahams, Kouri, McAlister, McQuarrie, Olson and Yellen) were independent and three directors (Hunter, Rosenthal and Smull) were not independent. The Board also determined that Mr. Finnell, who replaced former director Yellen as Chair of the Audit Committee, qualifies as independent. Thus, the Board as currently comprised would satisfy the proposed NYSE independence requirement. Below is more detail as to the determination of each director's independence. The IDCC shall continue to meet and analyze independence issues as proposed rules from both the NYSE and the SEC are made final and published.


DIRECTORS ABRAHAMS AND KOURI

     Each director's only compensation from Downey is director's fees; none has ever been an officer or employee of Downey or its subsidiaries; and each has little or no business, banking or other relationships with Downey. Director Kouri did receive a $260,000 loan from Downey in December 2000 which is secured by his shares of Downey stock. The loan is current and the Board determined that this loan did not change its independence findings.

DIRECTOR FINNELL

     Mr. Finnell's only compensation from Downey is director's fees. He has never been an officer or employee of Downey or its subsidiaries; and he has little or no business, banking or other relationships with Downey.

DIRECTOR MCALISTER

     Mr. McAlister has substantial relationships with Downey, owns a substantial amount of Downey's common stock and receives substantial fixed, nondiscretionary compensation (beyond director's fees) under the Founder Retirement Agreement, as noted in this Proxy Statement. However, since the primary independence emphasis under the proposed NYSE Rules is on independence from management, the Board concluded that Mr. McAlister qualifies as independent because Mr. McAlister is not (and never has been) beholden to the management team which succeeded him and the compensation he receives from Downey is fixed and nondiscretionary. Moreover, as a substantial Downey stockholder, Mr. McAlister's personal interests are aligned with other shareholders' interests; and in the commentary to its proposals, the NYSE noted that it does not view ownership of a significant amount of stock, by itself, as a bar to an independence finding.

DIRECTORS OLSON AND MCQUARRIE

     Mrs. Olson is Mr. McAlister's daughter. Mr. McQuarrie is the son of Downey's other co-founder, the late Gerald McQuarrie. Despite these familial ties to Downey's co-founders, these two directors are deemed independent in part because they have not been officers or employees of Downey since 1982; and the only compensation they receive from Downey is director's fees.

DIRECTORS HUNTER AND SMULL

     These two directors were deemed not independent because their business and/or banking relationships with Downey exceed the 2% of capital threshold described above. Mr. Smull and related entities have obtained several loans from Downey which, in the aggregate, exceed the 2% of capital threshold. Mr. Hunter is an officer of McMillin Companies, an entity which also has received several construction and development loans from Downey and is an equity partner in certain developments with DSL Service Company, an affiliate of Downey. These debt and equity transactions, in the aggregate, exceed the 2% of capital threshold.

DIRECTOR ROSENTHAL

     Mr. Rosenthal, as Downey's president and CEO, is not independent from management.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of February 28, 2003, certain information regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 19 and by all directors and executive officers as a group. Unless otherwise stated, the beneficial owner exercises sole voting and investment power over their shares.

                                  AGGREGATE NUMBER OF             PERCENT OF
NAME OF BENEFICIAL OWNER        SHARES BENEFICIALLY OWNED     OUTSTANDING SHARES
------------------------        -------------------------     ------------------
Maurice L. McAlister ............     5,650,705 (1)                  20.2
Cheryl E. Olson .................       566,580 (2)                   2.0
Brent McQuarrie .................       417,177 (3)                   1.5
Daniel D. Rosenthal .............       112,188 (4)                   *
Dr. Paul Kouri ..................        13,639 (5)                   *
James H. Hunter .................         4,845 (6)                   *
Michael B. Abrahams .............         4,000                       *
Lester C. Smull .................           598                       *
Gerald E. Finnell ...............             -                       *
Jane Wolfe ......................        23,045 (7)                   *
Thomas E. Prince ................        15,915 (8)                   *
John R. Gatzke ..................         3,838                       *
All Directors and Executive
 Officers as a Group (16 persons)     6,821,281 (9)                  24.4%
------------------------

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.
(2) Includes 16,294 shares over which Mrs. Olson shares voting and investment power.
(3) Includes 174,100 shares held by Mr. McQuarrie as Trustee for Jared McQuarrie, Jennifer McQuarrie, Justin McQuarrie and Jamie McQuarrie (Four Jays, Ltd.). In addition, Mr. McQuarrie shares voting and investment power with his spouse, Kathryn McQuarrie, as Co-trustor and Co-trustee with respect to 36,420 shares, all of which are held in trust for the benefit of their children. Mr. McQuarrie holds 2,967 shares in an Individual Retirement Account and Mr. McQuarrie's spouse, Kathryn McQuarrie, holds 827 shares in an Individual Retirement Account. Mr. McQuarrie holds sole voting and investment power with respect to 1,050 shares and Mr. McQuarrie's spouse, Kathryn McQuarrie, holds sole voting and investment power with respect to 1,080 shares. Mr. McQuarrie's daughter, Jamie McQuarrie, holds sole voting and investment power with respect to 733 shares. Mr. McQuarrie holds 200,000 shares through Next Generation, Ltd., a Utah limited partnership, in which he serves as General Partner.
(4) Includes options covering 32,270 shares that are exercisable within 60 days.
(5)  Dr. Kouri shares voting and investment power with respect to 4,687 shares.
(6) Mr. Hunter holds 4,845 sahres through Llano Development, Inc. - Profit Sharing Plan and Trust.
(7) Includes options covering 21,228 shares that are exercisable within 60 days.
(8) Includes options covering 15,915 shares that are exercisable within 60 days.
(9) Includes shared voting and investment power over 5,926,908 shares, includes options covering 76,583 shares that are exercisable within 60 days.
*    Less than 1% of outstanding Common Stock at February 28, 2003.

                               EXECUTIVE OFFICERS

     Executive officers are elected annually and serve at the pleasure of the Board.

     The following table sets forth the names of the current executive officers of Downey and the Bank, along with certain other information relating to such persons:

                                   AGE AT
NAME                          FEBRUARY 28, 2003                        CURRENT POSITION
----                            -------------    ---------------------------------------------------
Daniel D. Rosenthal (1) .......       50         President and Chief Executive Officer of Downey and
                                                   the Bank
Thomas E. Prince ..............       56         Executive Vice President and Chief Financial Officer
                                                   of Downey and the Bank
Gary F. Torrell ...............       47         Executive Vice President, General Counsel and
                                                   Corporate Secretary of Downey and the Bank
Jane Wolfe ....................       57         Executive Vice President and Chief Administrative
                                                   Officer of Downey and the Bank
Stanley M. Tarbell ............       42         Senior Vice President and Tax Director of Downey
                                                   and the Bank
John R. Gatzke ................       42         Executive Vice President and Chief Lending Officer
                                                   of the Bank
Lillian E. Gavin ..............       40         Executive Vice President and Director of Compliance
                                                   and Risk Management of the Bank
Richard D. Grout ..............       47         Executive Vice President and Director of Retail
                                                   Banking of the Bank
Lelah Jenkins .................       56         Executive Vice President and Chief Information
                                                   Officer of the Bank
Cliff J. Piscitelli ...........       53         Executive Vice President and Director of Asset
                                                   Management of the Bank
Kendice K. Briggs .............       35         Senior Vice President and Director of Human
                                                   Resources of the Bank
Kevin W. Hughes ...............       41         Senior Vice President and Director of Portfolio
                                                   Management and Secondary Marketing of the
                                                   Bank
Kent J. Smith .................       41         Senior Vice President and Controller of the Bank
--------------------

(1) See "Information Concerning Nominees and Directors - Directors Whose Present Terms Continue until 2005," for a description of Mr. Rosenthal's business background.

Thomas E. Prince - Prior to joining the Bank as Executive Vice President and Chief Financial Officer in May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

     Gary F. Torrell - Prior to joining the Bank as Executive Vice President, General Counsel and Corporate Secretary in January 2002, Mr. Torrell was senior counsel at City National Bank. From 1983 through 1999, Mr. Torrell was in private practice, including six years as a partner at Paul, Hastings, Janofsky & Walker, LLP.

     Jane Wolfe - Ms. Wolfe was appointed Executive Vice President and Chief Administrative Officer of the Bank on January 24, 2001. Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. Prior to such time, Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank from August 1978 to November 1992.

     Stanley M. Tarbell - Mr. Tarbell has been Tax Director of the Bank since 1989 and was appointed Senior Vice President in June 1998. Mr. Tarbell joined the Bank as Tax Manager in 1987, and prior thereto, was a practicing Certified Public Accountant with the firm of Kenneth Leventhal and Company.

     John R. Gatzke - Mr. Gatzke was appointed Executive Vice President and Chief Lending Officer of the Bank in January 2001. Prior thereto, Mr. Gatzke served as Senior Vice President and Assistant Chief Lending Officer of the Bank from June 1998 to January 2001. Prior thereto, Mr. Gatzke served as Regional Manager of Wholesale and Retail Lending of the Bank, and in 1997 was appointed Senior Vice President and Director of Wholesale Lending of the Bank. Mr. Gatzke previously held positions with the Bank from 1986 to 1990 and served as a loan officer. Prior to re-joining the Bank in 1992, Mr. Gatzke was employed by Knight Ridder Newspapers from 1990 to 1991, responsible for marketing and sales of real estate advertising.

     Lillian E. Gavin - Ms. Gavin was appointed Executive Vice President, Director of Compliance and Risk Management of the Bank in December 1998. Prior to joining the Bank as Senior Vice President, Director of Compliance and Risk Management in 1997, Ms. Gavin was a senior examiner with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board, since 1987, and was a bank liquidation specialist with the Federal Deposit Insurance Corporation from 1984 to 1987.

     Richard D. Grout - Mr. Grout was appointed Executive Vice President, Director of Retail Banking of the Bank on March 1, 2000. Prior to his current position, Mr. Grout was with Union Bank of California and was responsible for the bank's mortgage origination for Los Angeles County. Prior thereto, Mr. Grout was with Home Savings of America from 1995 to 1998 and American Savings Bank from 1984 to 1995, where he held various retail banking management positions.

     Lelah Jenkins - Ms. Jenkins was appointed Executive Vice President, Chief Information Officer of the Bank in November 2002. From 1999 to 2002, Ms. Jenkins served as Senior Vice President, Technology Strategy at California Federal. From 1995 to 1999, Ms. Jenkins served as Executive Vice President, Chief Information Officer at Glendale Federal. From 1991 to 1995, Ms. Jenkins served as Director, Company-Wide Financial Systems for The Walt Disney Company. From 1986 to 1991, Ms. Jenkins served as Vice President, Systems and Programming at Glendale Federal Bank.

     Cliff J. Piscitelli - Mr. Piscitelli was appointed Executive Vice President, Director of Asset Management of the Bank in April 2001. Prior thereto, Mr. Piscitelli served as Director of Mortgage Banking of the Bank from October 2000 to April 2001. Prior thereto, Mr. Piscitelli served as Chief Executive Officer of KATL Properties from April 1995 to April 2000. Prior thereto, Mr. Piscitelli served as Chief Executive Officer and co-owner of Frontline Mortgage Company from December 1989 to January 1995.

     Kendice K. Briggs - Ms. Briggs was appointed Senior Vice President, Director of Human Resources of the Bank in November 2000. Ms. Briggs joined the Bank in 1995 as an employment supervisor and was appointed Vice President and Manager of Human Resources in July 1998. Prior thereto, Ms. Briggs managed the Human Resources Department for Imperial Thrift and Loan Association from 1991 to 1995 and, prior thereto, worked for the accounting firm of Coopers & Lybrand in their Professional Personnel Department.

     Kevin W. Hughes - Mr. Hughes was appointed Senior Vice President, Director of Portfolio Management and Secondary Marketing in February 2000. Mr. Hughes joined the Bank as Vice President and Director of Secondary Marketing in 1998 and prior thereto, was Vice President, Portfolio Manager for Washington Mutual Bank from 1997. Prior thereto, Mr. Hughes held various positions with American Savings Bank from 1988 to 1997, with American Savings and Loan Association from 1984 to 1988, and with State Savings and Loan Association from 1982 to 1984.

     Kent J. Smith - Mr. Smith was appointed Senior Vice President, Controller of the Bank in January 2001. Prior thereto, Mr. Smith served as Vice President, Acting Controller of the Bank from August 2000 and Vice President, Assistant Controller of the Bank from June 1998 to July 2000. Mr. Smith joined the Bank in October 1992 as a Senior Internal Auditor and was appointed Financial Reporting Manager in February 1996.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for monitoring the integrity of Downey's financial reporting process and systems of internal controls regarding financial reporting, accounting and legal compliance. In addition, the Audit Committee is responsible for monitoring the independence and performance of Downey's independent auditors, the internal auditing department and the internal asset review function. The Audit Committee also facilitates communication among the independent auditors, management, the internal auditing department, the internal asset review department and the Board. The Audit Committee is currently composed of four directors, none of whom is employed by Downey.

AUDIT PHILOSOPHY

     During 2000, the Audit Committee revised its written charter to comply with new rules relating to the functioning of corporate audit committees promulgated by the Securities Exchange Commission ("SEC") and NYSE. The Audit Committee's charter was approved by Downey's Board of Directors in January 2001 and is attached to Downey's 2001 proxy statement as Appendix A.

     During 2002, the Audit Committee met seven times. The Audit Committee reviewed and discussed with management Downey's quarterly and annual audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

     Communications with Audit Committee

     The Audit Committee discussed with the independent auditors changes in significant accounting policies, the process used by management in formulating material accounting estimates and the independent auditor's conclusions regarding the reasonableness of such policies, estimates and adjustments arising from the audit, if any, and any disagreements with management over the application of accounting principles.

     The Audit Committee received, reviewed and discussed with the independent auditors, the auditor's written disclosures regarding independence and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the review of such disclosures and giving consideration to the non-audit services provided by KPMG LLP during 2002, the Audit Committee has concluded that independence has not been impaired or compromised.

     Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Downey's Form 10-K filed with the SEC.

                                            Respectfully submitted,

                                            Sam Yellen, Chairman*
                                            Michael B. Abrahams
                                            Dr. Paul Kouri
                                            Brent McQuarrie

* Former director Yellen, who retired from the Board effective February 26, 2003, reviewed this Audit Committee Report. Director Finnell, who joined the Board and became the Chair of the Audit Committee on February 26, 2003, had no involvement in the Audit Committee during 2002.

FEES

     During 2002, the Company paid the following amounts to KPMG LLP for the services as described below:

     Audit Fees

     Downey paid a total of $220,000 for the audit and review of Downey's 2002 financial statements.

     Financial Information Systems Design and Implementation Fees

     None.

     All Other Fees

     Downey paid a total of $126,085 for all other services performed by KPMG LLP, the majority of which were related to tax projects.

                 PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

     The Audit Committee of the Board has appointed KPMG LLP as Downey's auditors for the year 2003 and this appointment is being submitted to the shareholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, such vote would be considered in connection with the appointment of auditors for the next year.

     KPMG LLP was Downey's auditor for the year ended December 31, 2002, and their representative is expected to attend the meeting, respond to appropriate questions and if such representative desires, which is not now anticipated, make a statement.

     In 1989, the Board engaged KPMG LLP as Downey's independent auditor and the relationship which has existed has been the customary relationship between an independent accountant and client.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THIS PROPOSAL.

                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     The Compensation Committee's goal is to align compensation programs with the strategic direction of Downey and to attract, motivate and retain the best qualified employees. In carrying out its duties, the Compensation Committee evaluates compensation and benefits programs, including both qualified and nonqualified programs, as well as medical, dental and other benefits programs affecting all employees to ensure they are cost effective, competitive and fair.

     The Compensation Committee periodically compares Downey's pay policies to peer group institutions. The Compensation Committee strives to implement benefits programs which, based upon competitive and cost considerations, deliver the highest level of value consistent with corporate and shareholder interests. Total compensation (including benefits) is established in the context of overall job responsibilities, achieving corporate and individual performance goals and objectives, as well as competitive compensation conditions.

2002 COMPENSATION PROGRAMS

     During 2002, the components of the compensation programs included a base salary, a bonus program ("Annual Incentive Plan"), the 1994 Long-Term Incentive Plan, a Deferred Compensation Plan, a Section 125 Cafeteria Plan (i.e., medical, vision, dental and life coverages) and an Employees' Retirement and Savings Plan (401(k) Plan).

     Base Salary

     During 2002, the Compensation Committee reviewed base salaries of selected employees, including all executive officers. Based on such review and the Compensation Committee's assessment of market conditions and competitive factors, the Compensation Committee recommended adjustments to base salaries for such employees and executive officers. This recommendation was based on salary survey data supplied by third party nationally recognized salary surveys and salary surveys among the Bank's competitors.

     Annual Incentive Plan

     During 2002, the Compensation Committee reviewed and the Board approved an Annual Incentive Plan for Downey. Individual performance objectives were established for all eligible participants in the Annual Incentive Plan based upon their individual responsibilities and Downey's 2002 approved corporate performance target for net income, which aligned each participant's compensation with Downey's approved business plan. During 2002, bonus incentives targeted under the Annual Incentive Plan for the President (who is also the Chief Executive Officer), and the Chief Administrative Officer were targeted at 120% and 100% of their base salary, respectively. Other executive officers and eligible participants of Downey and the Bank were targeted at between 10% and 100% of their base salary. Pursuant to the Annual Incentive Plan, those targeted amounts may be adjusted based upon individual and corporate performance goals which provide for a potential bonus payment of up to 168% of an individual's targeted bonus amount. However, to the extent that actual corporate performance was 80% or below the approved corporate performance goal, no bonus amounts were to be paid to participants pursuant to the Annual Incentive Plan.

     During 2002, Downey achieved 85% of its corporate performance target. Based upon 2002 corporate and individual participant performance, bonuses paid, relative to the targeted amounts for all such participants, represented, on average, 30% of the bonus target.

     1994 Long-Term Incentive Plan

     In 1994, the Bank's Board approved a Long-Term Incentive Plan (the "LTIP"). The LTIP was submitted to the Bank's shareholders for approval at a special meeting of shareholders held on December 21, 1994. Thereafter, the LTIP was adopted and ratified by Downey and, pursuant thereto, shares of Downey are to be issued upon the exercise of options or payments of other awards for which payment is to be made in stock.

     The LTIP was adopted to promote and advance the interests of Downey and its shareholders by providing a means by which selected officers and employees would be given an opportunity to acquire stock in Downey and other incentive-based awards, to assist in attracting and retaining the services of employees holding key positions and to provide incentives for such key employees to exert maximum efforts toward results that are in the best interests of all shareholders. Incentive stock options may be granted under the LTIP only to officers and key employees, including directors if they are employees. Currently, approximately 38 officers and key employees are eligible to receive awards under the LTIP. The LTIP is administered by the Compensation Committee and, during 2002, no stock option grants or other awards were made under the LTIP.

     Deferred Compensation Program

     During 1995, the Compensation Committee reviewed and the Board approved implementation of a Deferred Compensation Plan for key management employees and directors. The Deferred Compensation Plan is considered to be an essential element in a comprehensive competitive benefits package designed to attract and retain individuals who contribute to the success of Downey. Participants are eligible to defer compensation on a pre-tax basis, including director fees, and earn a competitive interest rate on the amounts deferred. During 1999, the Board terminated the 1995 Deferred Compensation Plan and a 1999 Deferred Compensation Program was approved for key management employees and directors. Currently, 93 management employees and eight directors are eligible to participate in the program. During 2002, 16 management employees and one director elected to defer compensation pursuant to the 1999 Deferred Compensation Program.

     Employees' Retirement and Savings Plan

     The Bank offers to its employees a 401(k) plan. It is called the Downey Savings Employees' Retirement and Savings Plan. Participants are permitted to make contributions on a pre-tax basis, a portion of which is matched by the Bank. For 2002, the Bank contributed $1.6 million as the employer match to the Downey Savings Employees' Retirement and Savings Plan.

     Employee Stock Purchase Plan

     Downey offers its employees participation in Downey's Employee Stock Purchase Plan. Downey believes that ownership of Downey's stock by employees will foster greater employee interest in Downey's success, growth and development and will be to the mutual benefit of the employee and Downey. The Employee Stock Purchase Plan is designed to provide employees a continued opportunity to purchase Downey stock through systematic payroll deductions. Downey bears all costs of administering the Employee Stock Purchase Plan, including broker's fees, commissions, postage and other costs incurred with stock purchases. If an employee elects to terminate participation in the Employee Stock Purchase Plan, or sells stock acquired through the Employee Stock Purchase Plan, the employee is responsible for the associated costs.

     President and Chief Executive Officer Compensation

     During 2002, Daniel D. Rosenthal served as President and Chief Executive Officer of Downey and the Bank. In accordance with the Annual Incentive Plan and achievement of Downey's 2002 corporate performance target, the Compensation Committee recommended and Downey's Board approved an incentive compensation payment to Mr. Rosenthal of $126,000, which amount represents 30% of the targeted incentive amount.

     The Compensation Committee believes that the management team is dedicated to achieving significant improvement in Downey's long-term financial performance. The Compensation Committee further believes that Downey's compensation policies are designed to align closely the financial interests of senior executive management with the interests of Downey's shareholders and, as administered by the Compensation Committee, will enhance management's efforts in these areas.

                                            Respectfully submitted,

                                            Michael B. Abrahams, Chairman
                                            Cheryl E. Olson
                                            Lester C. Smull

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth all compensation from Downey and its subsidiaries for services rendered during 2002, 2001, and 2000 which was earned, awarded or paid to Downey's Chief Executive Officer and Downey's four other most highly compensated executive officers (collectively, the "Named Executives").

                                                                     LONG-TERM  COMPENSATION
                                                             -----------------------------------
                                                                     AWARDS             PAYOUTS
                                                             ------------------------    -------
                                   ANNUAL COMPENSATION        RESTRICTED  SECURITIES
                                 -------------------------      STOCK     UNDERLYING      LTIP     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY     BONUS       AWARD(S)    OPTIONS      PAYOUTS   COMPENSATION
---------------------------      ----   ------     -----     ---------- -----------     -------   ------------
Daniel Rosenthal ............... 2002  $350,000  $126,000        --          --           --       $ 6,000 (1)
 President and Chief Executive   2001   325,000   477,360        --          --           --         5,098 (1)
 Officer                         2000   300,000   492,624        --          --           --         7,643 (1)

Jane Wolfe ..................... 2002  $291,500  $ 87,450        --          --           --       $ 8,954 (1)
 Executive Vice President and    2001   275,016   336,600        --          --           --         4,689 (1)
 Chief Administrative Officer    2000   250,008   373,200        --          --           --         4,416 (1)

John Gatzke .................... 2002  $207,907  $162,370        --          --           --       $ 5,521 (1)
 Executive Vice President and    2001   198,008   242,352        --          --           --         5,215 (1)
 Chief Lending Officer           2000   180,006   268,704        --          --           --         3,733 (1)

Thomas E. Prince ............... 2002  $211,848  $ 13,241        --          --           --       $ 6,515 (1)
 Executive Vice President and    2001   203,708    50,925        --          --           --         4,221 (1)
 Chief Financial Officer         2000   194,007    53,350        --          --           --         4,042 (1)

Gary F. Torrell ................ 2002  $204,646* $ 13,500        --          --           --       $10,000 (1)
 Executive Vice President and
 General Counsel

* Prorated amount actually paid (based on annual salary of $216,000) because he was employed effective January 22, 2002.

(1)  Includes all other compensation as follows:

                                                             COMPANY                                       TOTAL
                                        DEFERRED   FLEX      MATCHING                                    ALL OTHER
                                         COMP     BENEFIT      401(K)      SIGNING    SERVICE    PRIZE     ANNUAL
NAME                             YEAR   INTEREST  CREDITS  CONTRIBUTIONS    BONUS      AWARD     AWARD  COMPENSATION
---------------------------      ----   --------  -------  ----------    -----------  -------   ------- ------------
Daniel Rosenthal ............... 2002    $--     $   --      $6,000        $    --      $   --    $--      $ 6,000
                                 2001     --      3,398       1,700             --          --     --        5,098
                                 2000     --      2,943       1,700             --       3,000     --        7,643

Jane Wolfe ..................... 2002    $--     $   --      $5,954        $    --      $3,000    $--      $ 8,954
                                 2001     46      2,943       1,700             --          --     --        4,689
                                 2000     --      2,716       1,700             --          --     --        4,416

John Gatzke .................... 2002    $--     $   --      $5,521        $    --      $   --    $--      $ 5,521
                                 2001     82      2,306       1,700             --       1,000     127       5,215
                                 2000     --      2,033       1,700             --          --     --        3,733

Thomas E. Prince ............... 2002    $--     $   --      $5,515        $    --      $1,000    $--      $ 6,515
                                 2001     88      2,433       1,700             --          --     --        4,221
                                 2000     --      2,342       1,700             --          --     --        4,042

Gary F. Torrell ................ 2002    $--     $   --      $   --        $10,000      $   --    $--      $10,000


OPTION/SAR GRANTS IN LAST FISCAL YEAR

     Downey did not grant any options or stock appreciation rights to the Named Executives during 2002.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the Named Executives concerning the exercise of options during 2002 and unexercised options held by the Named Executives as of December 31, 2002:

                         AGGREGATED OPTION EXERCISES IN 2002
                              AND YEAR-END OPTION VALUES

                          Number of                                              Value of Unexercised
                           Shares                  Number of Unexercised        In-the-Money Options at
                          Acquired                  Options at 12/31/02              12/31/02 (1)
                            on          Value    --------------------------   --------------------------
Name                      Exercise     Realized  Exercisable  Unexercisable   Exercisable  Unexercisable
----                     ----------    --------  -----------  -------------   -----------  -------------
Daniel D. Rosenthal .....   --            --       32,270        5,897          $546,318     $79,978
Jane Wolfe ..............   --            --       21,228        5,308           287,905      71,990
Thomas E. Prince ........   --            --       15,915        2,894           270,182      39,250
-------------------------

(1) Value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on December 31, 2002 ($39.00 per share) and the exercise price of the options, multiplied by the number of shares subject to the option.

DIRECTOR COMPENSATION

     Annual Compensation

     Currently, directors who are not employees receive (i) an annual retainer of $24,000 payable monthly or quarterly, at the director's option, (ii) an attendance fee of $1,000 for each Board meeting held on a regular Board meeting day, and (iii) an attendance fee of $1,000 for each meeting of a Downey or Bank committee or $500 for each meeting of DSL Service Company's Board held on a day other than a regular Board meeting day. Non-employee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Reports, required to be filed quarterly with the Office of Thrift Supervision, also receive a $500 fee per quarter in connection with the review and execution of those regulatory reports. The Chairmen of Downey's Audit and Compensation Committees each receive an additional annual retainer of $5,000 and $3,000, respectively. The Chairman of Downey's and the Bank's Boards is entitled to receive an additional annual retainer of $2,500, respectively. Downey's and the Bank's Chairman has declined to accept these additional annual retainers. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Furthermore, directors are entitled to participate in and receive the medical benefit coverage provided to the Bank's employees.

     Director Retirement Benefits

     A retirement benefit (the "Director Retirement Benefits") will be paid to each non-employee director or his or her designated beneficiary, in equal monthly installments for a period of 60 months beginning the month following his or her retirement. The aggregate Director Retirement Benefits for each director will equal one-third of the number of months of service as a director by such individual (up to a maximum of 15 years of service) multiplied by the average monthly qualified (non-employee) director compensation paid to such individual during the three years preceding cessation of service as a director. Qualified director compensation includes the annual retainer plus all meeting fees for the Boards and committees of Downey, the Bank and their respective subsidiaries. The right of each director to begin to receive such Director Retirement Benefits is subject to the individual director having (i) ceased serving as a director of Downey and the Bank, and (ii) served as a director for at least three years. If a majority interest of Downey's outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned Director Retirement Benefits becomes payable immediately, and the three-year minimum service requirement does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the Director Retirement Benefits. Any such accelerated payment would be discounted at the interest rate then in effect for the Bank's five-year certificate of deposit.

     As previously noted, former director Sam Yellen retired in February 2003. In recognition of his service to Downey and the Bank and with Board approval, on January 15, 2003 Downey, the Bank and Mr. Yellen entered into a Director Retirement Benefits Agreement (the "DRBA") which provides for Mr. Yellen to receive the regular Director Retirement Benefits for 60 months commencing in May 2005 (at the rate of $3,055.55 per month) plus supplemental director retirement benefits of $4,416.66 per month from March 2003 through April 2005. The total amount due to Mr. Yellen under the DRBA is $298,166.33.

     Founder Retirement Agreement

     On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister, pursuant to which Mr. McAlister's compensation was $32,167 per month, which payments commenced upon Mr. McAlister's retirement as President of DSL Service Company, a subsidiary of the Bank, in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Pursuant to these adjustments, Mr. McAlister's compensation was adjusted to $35,688.27 per month, effective as of July 1, 1999.

     During 2000, in consideration and in recognition of Mr. McAlister having completed more than thirty years of service and his continuing involvement with the growth of Downey and the Bank, the Bank agreed to amend the Founder Retirement Agreement pursuant to which Mr. McAlister and the Bank agreed that Mr. McAlister would be entitled to receive monthly compensation for so long as Mr. McAlister lives but not less than 120 months from June 28, 2000. Thus, the payments will be made to Mr. McAlister's estate through June 2010 should he die prior to that date. During 2002, Mr. McAlister received $428,259 under the Founder Retirement Agreement. If a majority interest of Downey's Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey's option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid.

                               PERFORMANCE GRAPH

     The table below compares the performance of Downey with that of the S&P 500 composite index, the selected Peer Group and the 2001 Peer Group. The selected Peer Group is SNL Securities' Western Thrift Index for publicly traded savings institution holding companies. The SNL Securities' Western Thrift Index is comprised of 31 companies and is considered more representative than the 2001 Peer Group, as the prior index now only consists of two companies thereby making it less representative of competition in Downey's primary market areas. The following table assumes $100 invested on December 31, 1997 in Downey, the S&P 500 and equally in the companies in the Peer Group and 2001 Peer Group, and assumes reinvestment of dividends on a daily basis.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
              DOWNEY, S&P 500 Index, PEER GROUP AND 2001 PEER GROUP

                  1997        1998        1999        2000        2001        2002
Downey          100.00       94.95       76.59      211.28      159.76      152.29
S&P 500         100.00      128.55      155.60      141.42      124.63       96.95
Peer Group      100.00       86.08       68.99      136.30      126.18      143.17
2001 Peer Group 100.00       90.68       69.70      146.34      136.09      152.44

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

     During 2002, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey's Board of Directors, certain members of Mr. McAlister's family and certain of his controlled affiliates. The aggregate value of these services was approximately $64,431. Downey and the Bank have been fully reimbursed for the services provided.

     Mr. Smull, a director of Downey and the Bank, has a business relationship that is discussed in the following paragraph.

     On November 1, 2002, the Bank's Board approved a proposed transaction in which the Bank would enter into a commercial lease with Business Properties #22, a California General Partnership ("BP #22"), to lease premises from BP #22 for a Huntington Beach branch. Lester C. Smull, a director of Downey and the Bank, and one of the three members of Downey's Compensation Committee, is the managing general partner of BP #22. It is expected that the definitive lease agreement will contain customary terms and conditions, provide for a term of five years, charge rent at the rate of $8,000 per month, subject to increases of 3% every five years, and provide for two consecutive five-year options to extend the term. Management believes that the terms of the proposed lease arrangement, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a non-affiliated person.

LOANS TO MANAGEMENT AND DIRECTORS

     The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons.

     Over a period of approximately 26 years, the Bank has made various loans to Director Smull, in his individual capacity, to the Smull Family Trust and to a number of California partnerships in which Director Smull is a managing general partner. As of December 31, 2002, the Bank had loans outstanding to Director Smull or his related partnerships in an aggregate amount of approximately $19.9 million. Each of the loans to Director Smull or his related partnerships (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons, and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

     On December 20, 2000, the Bank made a loan to Director Kouri and his wife Bobbie Jean Kouri in the amount of $260,000, secured by 13,639 shares of Downey stock held by the Kouris. As of December 31, 2002, the outstanding balance of the loan was $230,000.

     The Bank has made various loans to McMillin Companies, LLC, where Director Hunter is Executive Vice President of Planning and Acquisition. As of December 31, 2002, the Bank had loans outstanding to McMillin Companies, LLC and related entities in an aggregate amount of $49.6 million. In addition, DSL Service Company has a $19.8 million investment in McMillin Morgan Hill, LLC. Each of the loans to the McMillin Companies partnerships (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons, and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of  business  on February  28,  2003,  the record date for the
Annual Meeting, there were 27,928,722 shares of Downey's Common Stock outstanding and entitled to vote, all of one class, and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, either present in person or represented by proxy, constitute a quorum for the Annual Meeting.

PRINCIPAL SHAREHOLDERS

     Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

                                                                     Percent  of
                                             Amount/Nature of        Outstanding
Name/Address                               Beneficial Ownership         Stock
------------                               --------------------      -----------
McAlister Family Trust (1) ..............       5,650,705                20.2%
  3501 Jamboree Road
  Newport Beach,  CA 92660
Gerald H. McQuarrie Family Trusts (2) ...       1,522,405                 5.5%
  Hawkins, Cloward & Simister
  1095 South 800 East, Suite #1
  Orem, UT  84097
-----------------------------------------

(1) Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.
(2) Oneida B. McQuarrie-Gibson serves as Trustee for the Gerald H. McQuarrie Family Trusts. Includes 61,283 shares held by the Survivor Trust of the Gerald H. McQuarrie Trusts; 7,216 shares held by the By-Pass Trust of the Gerald H. McQuarrie Family Trusts; 76,150 shares held by the Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; 1,088,255 shares held by the Non-Exempt Marital Trust of the Gerald H. McQuarrie Family Trusts; 92,743 shares held by OBM-Brent, Ltd.; 98,379 shares held by OBM-Scott, Ltd.; and 98,379 shares held by OBM-Sandy, Ltd.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information as of year-end 2002 and 2001 relating to equity compensation plans of Downey pursuant to which grants of options, restricted stock, or other rights to acquire shares have been or may be granted, all of which have been approved by security holders.


Plan category                   Number of            Weighted-           Number of
                              securities to           average            securities
                                be issued            exercise             remaining
                                  upon               price of           available for
                               exercise of          outstanding        future issuance
                            outstanding options       options      under equity compensation
                                                                           plans
---------------             -------------------     -----------    -------------------------
December 31, 2002:
Equity compensation plans
 approved by security
 holders                     92,475                  $23.67               131,851

December 31, 2001:
Equity compensation plans
 approved by security
 holders                    120,189                  $22.69               131,851



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Downey's and, as may be determined, the Bank's and their respective subsidiaries' executive officers, directors and persons who own more than ten percent (10%) of Downey's Common Stock, to file with the SEC and the NYSE reports of ownership of Downey securities and changes in reported ownership. Officers, directors and greater than ten percent (10%) shareholders are required by SEC rules to furnish Downey with copies of all Section 16(a) reports they file.

     Based solely on a review of the reports furnished to Downey, or written representations from reporting persons that all reportable transactions were reported, Downey believes that during the period January 1, 2002 to December 31, 2002, Downey's officers, directors and greater than ten percent (10%) owners timely filed all reports they were required to file under Section 16(a); except that one report, covering a total of four open market sale transactions by Mr. Brent McQuarrie, was not timely reported on SEC Form 4. The transactions were reported as soon as they became known. In addition, one open market sale transaction by Mr. Richard Grout was not timely reported on SEC Form 4 but was reported and timely filed on his year-end report on SEC Form 5.

                            PROPOSALS OF SHAREHOLDERS

     It is presently anticipated that the 2004 Annual Meeting of Shareholders will be held in April 2004. Shareholders desiring to exercise their rights under the proxy rules to submit shareholder proposals are advised that their proposals must be received by Downey no later than November 14, 2003, in order to be eligible for inclusion in Downey's proxy statement relating to that meeting. Shareholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the Corporate Secretary, Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660.


                          ANNUAL REPORT TO SHAREHOLDERS

     Downey's Annual Report to Shareholders and Report on Form 10-K, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement.

     Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from our internet site, www.downeysavings.com, by clicking on "Investor Relations" located on our home page and proceeding to "Corporate Filings."

     SINGLE COPIES OF DOWNEY'S ANNUAL REPORT TO SHAREHOLDERS, AND REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST
TO: DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA 92660,
ATTENTION: CORPORATE SECRETARY.

                                 OTHER BUSINESS

PRESENTED BY MANAGEMENT

     As of the date of this Proxy Statement, the management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey's Board.

PRESENTED BY SHAREHOLDERS

     Pursuant to Downey's Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as are properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting, such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of Downey. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of Downey not less than 120 calendar days before the date of Downey's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting,
(ii) the name and address of the shareholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by the shareholder. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Downey's Bylaws.


                                                      /s/ Gary F. Torrell
                                                          Gary F. Torrell
                                                        Corporate Secretary

                                REVOCABLE PROXY

                             DOWNEY FINANCIAL CORP.
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2003
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Downey Financial Corp. (the "Company") hereby nominates, constitutes and appoints Maurice L. McAlister and Brent McQuarrie, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 23, 2003 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AUDITOR FOR THE YEAR 2003 UNLESS AUTHORITY TO DO SO IS WITHHELD.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
            PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.


                         ANNUAL MEETING OF SHAREHOLDERS OF
                             DOWNEY FINANCIAL CORP.

                                 APRIL 23, 2003

                Please detach and mail in the envelope provided


          PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1. Elect three Class 2 Directors for terms of three years each:

                                                            NOMINEES:
/  / For All Nominees                            /  /    Cheryl E. Olson
/  / Withhold Authority For All Nominees         /  /    Lester C. Smull
/  / For All Except (See instructions below)     /  /    Michael B. Abrahams


INSTRUCTION: To withhold authority to vote for any individual  nominee(s),  mark
     "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here /X/

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                                                 FOR     AGAINST     ABSTAIN
2.   Ratify the appointment of KPMG LLP as       /  /      /  /         /  /
     auditors for the year 2003; and


3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AT LEFT. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

     THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE.

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method. / /

Please check here if you plan to attend the meeting.  /  /



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NAME OF SHAREHOLDER, PRINTED         SIGNATURE OF SHAREHOLDER       DATE


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NAME OF SHAREHOLDER, PRINTED         SIGNATURE OF SHAREHOLDER       DATE

     NOTE: Please sign exactly as name appears. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, and if a partnership, please sign in full partnership name by authorized person.